                                                                  EXECUTION COPY


       _________________________________________________________________


                             STOCKHOLDERS' AGREEMENT

                                      Among

                          PRIME SUCCESSION, INC. (to be
                    renamed Prime Succession Holdings, Inc.),

           BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P.,

                  BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P.,

                BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P.

                           PSI MANAGEMENT DIRECT L.P.

                                       And

                         LOEWEN GROUP INTERNATIONAL INC.

                        ________________________________

                           Dated as of August 26, 1996

                        ________________________________


       _________________________________________________________________

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                  DEFINITIONS..............................  2

      Section 1.1  Certain Defined Terms...................................  2

                                   ARTICLE II

                        SUBSCRIPTION; RECAPITALIZATION.....................  3

      Section 2.1  Subscriptions for Common Stock and
                      Preferred Stock......................................  3
      Section 2.2  Organizational Documents................................  3

            (a)  Restated Certificate of Incorporation.....................  3
            (b)  Bylaws....................................................  3

      Section 2.3  Debt Financing.

            (a)  High Yield Financing......................................  3
            (b)  Bank Financing............................................  3
            (c)  Transfer of Capital Stock and Other Assets................  3
            (d)  Declaration of Dividend...................................  4

      Section 2.4  Assignment of Rights Under the Stock
                      Purchase Agreement; Purchase of Shares by
                      Existing Prime.......................................  4

            (a)  Assignment of Rights......................................  4
            (b)  Purchase of Existing Prime Shares.........................  4

      Section 2.5  Payment of Expenses by New Prime........................  4

                                   ARTICLE III

                   RESTRICTIONS ON TRANSFER OF CAPITAL STOCK...............  4

      Section 3.1  BCP, PSIM...............................................  4
      Section 3.2  LGII....................................................  5
      Section 3.3  Transfers Void; Conditions to Permitted
                      Transfers............................................  5
      Section 3.4  Put and Call Options....................................  5
      Section 3.5  Redemption of Preferred Stock...........................  5
      Section 3.6  Additional Issuance of Capital Stock....................  5

                                   ARTICLE IV

                                  GOVERNANCE...............................  6


      Section 4.1  Election of the Board of Directors......................  6

                                      -1-

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                                                                            Page


      Section 4.2  New Prime Board of Directors............................  6
      Section 4.3  Declaration and Payment of Dividends....................  6

                                    ARTICLE V

                              OTHER ARRANGEMENTS...........................  7

      Section 5.1  Transaction Fees........................................  7
      Section 5.3  Other Expenses..........................................  7
      Section 5.4  Additional Equity for Cure Event Purposes...............  7
      Section 5.5  Capital Stock of Subsidiaries...........................  8

                                   ARTICLE VI

                                 MISCELLANEOUS.............................  9

      Section 6.1  Legend..................................................  9
      Section 6.2  Notices.................................................  9
      Section 6.3  Severability............................................ 10
      Section 6.4  Entire Agreement........................................ 11
      Section 6.5  Amendment and Waiver.................................... 11
      Section 6.6  Consent to Specific Performance......................... 11
      Section 6.7  Assignment.............................................. 11
      Section 6.8  Variations in Pronouns.................................. 11
      Section 6.9  Term.................................................... 11
      Section 6.10  Governing Law.......................................... 11
      Section 6.11  Further Assurances..................................... 12
      Section 6.12  Headings............................................... 12
      Section 6.13  Counterparts........................................... 12

Exhibit A         Subscription Agreement
Exhibit B         Restated Certificate of Incorporation of Prime
                     Holdings
Exhibit C         By-Laws of Prime Holdings

                             STOCKHOLDERS' AGREEMENT

            STOCKHOLDERS' AGREEMENT, dated as of August 26, 1996 (this "Agreement"), among Prime Succession, Inc. ("Existing Prime"), a Delaware corporation to be renamed Prime Succession Holdings, Inc. ("Prime Holdings"); Prime Succession Acquisition Corp. ("New Prime"), a Delaware corporation to be renamed Prime Succession, Inc. and previously known as Blackhawk Acquisition Corp.; Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership ("BCPII"); Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership ("BOCP"); Blackstone Family Investment Partnership II L.P., a Delaware limited partnership ("BFIP" and, together with BCPII, BOCP and each of their respective permitted assigns and transferees as provided herein, "BCP"); Loewen Group International, Inc., a Delaware corporation (together with its permitted assigns and transferees as provided herein, "LGII"); and PSI Management Direct L.P., a Delaware limited partnership ("PSIM"). BCP, LGII and PSIM are herein collectively referred to as the "Stockholders" and individually as a "Stockholder."

            WHEREAS, pursuant to a stock purchase agreement dated as of June 14, 1996 (the "Stock Purchase Agreement"), among Existing Prime, the other individuals or entities listed on the signature pages thereto as selling stockholders (collectively, the "Sellers"), The Loewen Group Inc., a British Columbia corporation and New Prime, New Prime obtained the right to acquire all of the capital stock of Existing Prime held by the Sellers, which right has previously been assigned to Blackhawk Onshore Acquisition Company L.L.C. and Blackhawk Offshore Acquisition Company L.L.C. and is being further assigned to Existing Prime at the Closing (as defined below), such that Existing Prime would repurchase such capital stock from such Sellers;

            WHEREAS, at the Closing the Stockholders will subscribe for newly issued shares of capital stock of Existing Prime, such that upon the consummation of such subscription and the repurchase by Existing Prime of its shares held by the Sellers as described above, the Stockholders will hold all of the then issued and outstanding shares of capital stock of Existing Prime;

            WHEREAS, at the Closing New Prime will become a wholly owned subsidiary of Existing Prime, and Existing Prime will contribute to New Prime all of Existing Prime's currently held subsidiaries and other assets such that New Prime will hold all the businesses previously held by Existing Prime; and

            WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements regarding future relationships among parties to this Agreement;


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                                                                               2


            NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

            "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

            "Board of Directors" means the Board of Directors of Prime Holdings.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

            "Closing" means the consummation of the transactions described in Article II hereof.

            "Closing Date" means the date on which the Closing pursuant to the Stock Purchase Agreement occurs.

            "Common Stock" means the common stock, par value $.01 per share, of Prime Holdings.

            "Existing Prime Shares" means all the shares of capital stock of Existing Prime held by the Sellers.

            "Offering Memorandum" means the offering memorandum dated August 13, 1996 relating to the offering of New Prime's 10-3/4% Senior Subordinated Notes due 2004.

            "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or other entity or a country or government or any agency or political subdivision or instrumentality thereof or of such subdivision.

            "Preferred Stock" means the 10% Paid-in-Kind Cumulative Preferred Stock, par value $.01 per share, of Prime Holdings.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Transaction" means the acquisition and recapitalization of Existing Prime as contemplated by the Stock

Purchase Agreement together with the debt financings described in Section 2.3 hereof.

            "Transfer" means to directly or indirectly sell, give, transfer, assign, pledge, hypothecate or otherwise dispose of, or to contract or agree to do any of the foregoing.

                                   ARTICLE II

                         SUBSCRIPTION; RECAPITALIZATION

            Section 2.1 Subscriptions for Common Stock and Preferred Stock. At the Closing, the Stockholders will enter into a subscription agreement, substantially in the form attached hereto as Exhibit A (the "Subscription Agreement"), pursuant to which such parties will subscribe for newly issued shares of capital stock of Existing Prime in accordance with the provisions thereof such that, upon the repurchase by Existing Prime of all of its currently outstanding shares of capital stock as part of the Transaction and the effectiveness of the Amended Charter (as defined below), the Stockholders will hold all of the then issued and outstanding shares of capital stock of Prime Holdings.

            Section 2.2  Organizational Documents.

            (a) Restated Certificate of Incorporation. The parties hereto agree that the restated certificate of incorporation of Existing Prime, substantially in the form attached hereto as Exhibit B (the "Amended Charter"), will be filed with the Secretary of State of the State of Delaware on the Closing Date. In addition, on the Closing Date the certificate of incorporation of New Prime will be amended to change its name to Prime Succession, Inc.

            (b) Bylaws. The parties hereto shall, on the Closing Date, cause the Board of Directors to adopt bylaws of Prime Holdings substantially in the form attached hereto as Exhibit C.

            Section 2.3  Debt Financing.

            (a) High Yield Financing. Prior to the Closing Date, New Prime issued $100 million aggregate principal amount of its 10-3/4% Senior Subordinated Notes Due 2004 (the "Notes").

            (b) Bank Financing. On the Closing Date, New Prime will obtain a term loan in a principal amount of $90 million (the "Term Loan"), pursuant to an agreement among New Prime and a syndicate of financial institutions, which agreement shall also provide for a $25 million revolving credit facility to be made available to New Prime.

            (c) Transfer of Capital Stock and Other Assets. At the Closing, the Stockholders shall (i) cause the filings referred to in subsection 2.2(a) hereof to occur (ii) cause there to be transferred or otherwise issued to Existing Prime all the issued and outstanding shares of New Prime and (iii) cause there to be transferred by Existing Prime to New Prime all of the assets directly held by Existing Prime as of the time immediately prior to the Closing.

            (d) Declaration of Dividend. At the Closing, the Board of Directors of New Prime will declare and authorize immediate payment of a dividend in an amount equal to approximately $41.8 million (the "Intercompany Dividend"), which amount, together with other funds to be received by Existing Prime, will enable Existing Prime to repurchase all of its shares pursuant to the Stock Purchase Agreement.

            Section 2.4 Assignment of Rights Under the Stock Purchase Agreement; Purchase of Shares by Existing Prime.

            (a) Assignment of Rights. Prior to the Closing, New Prime assigned all of its rights and obligations as a purchaser under the Stock Purchase Agreement to Blackhawk Onshore Acquisition Company L.L.C. and Blackhawk Offshore Acquisition Company L.L.C. (together, the "Assignees"). At the Closing, the Assignees will assign to Existing Prime all of the Assignees' rights and obligations with respect to the purchase of the Existing Prime Shares from the Sellers pursuant to the Stock Purchase Agreement.

            (b) Purchase of Existing Prime Shares. At the Closing, Existing Prime shall repurchase the Existing Prime Shares from the Sellers pursuant to the Stock Purchase Agreement. The aggregate net proceeds received by Existing Prime pursuant to the Subscription Agreement and the Intercompany Dividend shall be used by Existing Prime to pay the purchase price (the "Purchase Price") for such Shares.

            Section 2.5 Payment of Expenses by New Prime. New Prime shall use the aggregate net proceeds of the high yield financing described in subsection 2.3(a) hereof and the Term Loan held by it after giving effect to the Intercompany Dividend to (i) discharge the liabilities described on Schedule 1 attached hereto and (ii) for general corporate purposes including, but not limited to, payment in accordance with Sections 5.1, 5.2 and 5.3 hereof of the fees and expenses described therein.

                                   ARTICLE III

                    RESTRICTIONS ON TRANSFER OF CAPITAL STOCK

            Section 3.1 BCP, PSIM. Each of BCPII, BOCP and BFIP may, subject to the last sentence of Section 3.3 hereof, Transfer all or part of its shares of Common Stock to any of such Person's Affiliates, but may not Transfer such shares to any other Person without the prior written consent of LGII, provided, that if LGII fails to comply with its obligations under Section 4.1 or Article VIII of the Put/Call Agreement (as defined below) such restriction shall lapse. Without the consent of BCP and LGII, PSIM may not transfer shares of Common Stock to any Person.

            Section 3.2 LGII. LGII may, subject to the last sentence of Section
3.3 hereof, Transfer its shares of Common Stock or Preferred Stock to any Affiliate of LGII, but may not Transfer such shares to any other Person without the prior written consent of BCP, provided, that LGII may and shall effect the Transfer of such shares if so directed by BCP in accordance with Section 7.4 of the Put/Call Agreement.

            Section 3.3 Transfers Void; Conditions to Permitted Transfers. Each Stockholder agrees that it will not Transfer any Common Stock or Preferred Stock that such Stockholder now owns or hereafter acquires without complying with the terms and conditions of this Agreement. Any Transfer of Common Stock or Preferred Stock in violation of this Agreement shall be void ab initio. No Stockholder may do indirectly, through a sale of its capital stock or otherwise, that which is not permitted by this Section 3. No shares of Common Stock or Preferred Stock may be Transferred or issued to any Person unless such Person, prior to or concurrently with such Transfer or issuance, undertakes by a written supplemental agreement to be bound by the terms of this Agreement and the Put/Call Agreement to the same extent and in the same manner as the other Stockholders.

            Section 3.4 Put and Call Options. Notwithstanding the foregoing provisions of this Article III, pursuant to a separate put and call agreement entered into concurrently herewith (the "Put/Call Agreement"), LGII shall have an option to purchase the shares of Common Stock held by BCP and PSIM, and BCP and PSIM shall have an option to require LGII to purchase the shares of Common Stock held by BCP and PSIM, subject, in each case, to the provisions of the Put/Call Agreement. Transfers of Common Stock in accordance with the exercise of the Options described in the Put/Call Agreement shall be permitted notwithstanding anything to the contrary in Sections 3.1, 3.2 or 3.3 hereof.

            Section 3.5 Redemption of Preferred Stock. Notwithstanding the provisions of paragraphs 5 and 6 of Article Fifth of the Amended Charter, there shall be no redemption of Preferred Stock held by LGII or its Affiliates without the consent of LGII and BCP.

            Section 3.6 Additional Issuance of Capital Stock. Except as provided in Section 5.4 hereof and section (b) of Article Fifth of the Amended Charter, subsequent to the Closing Date, Prime Holdings will not issue additional shares of Common Stock or Preferred Stock without the consent of BCP and LGII.

                                   ARTICLE IV

                                   GOVERNANCE

            Section 4.1 Election of the Board of Directors. (a) Except as provided below, each Stockholder shall vote all of the shares of Common Stock owned or held of record by it so as to elect and continue in office a Board of Directors comprised of eight directors, five of whom BCP shall have the right to designate (the "BCP Directors") and three of whom LGII shall have the right to designate (the "LGII Directors").

            (b) If at any time that this Agreement is in effect BCP or LGII shall notify the other of its desire to remove, with or without cause, any director of Prime Holdings previously designated by it, each Stockholder shall vote all of the shares of Common Stock owned or held of record by it so as to remove such director.

            (c) If at any time that this Agreement is in effect any director previously designated by BCP or LGII ceases to serve on the Board of Directors (whether by reason of death, resignation, removal or otherwise), the Stockholder who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby. Each Stockholder agrees that it will vote all of the shares of Common Stock owned or held of record by it so as to elect such director.

            (d) The provisions of this Section 4.1 shall terminate upon a sale of Common Stock pursuant to Section 7.4 of the Put/Call Agreement.

            Section 4.2 New Prime Board of Directors. Each party to this Agreement agrees that Prime Holdings shall cause the board of directors of New Prime to at all times consist of the same individuals who comprise the Board of Directors of Prime Holdings.

            Section 4.3 Declaration and Payment of Dividends. The parties hereto agree to cause the Board of Directors to declare on a quarterly basis, subject to their fiduciary duties and the provisions of the General Corporation Law of the State of Delaware (the "GCL"), and Prime Holdings to pay on a quarterly basis, subject to the provisions of the GCL, dividends on the Preferred Stock in accordance with the Amended Charter.

            Section 4.4 New Prime shall not make any significant changes in (i) its current preneed cemetery sales policies or practices or (ii) its trusting or insurance practices without the approval of its Board of Directors.

                                    ARTICLE V

                               OTHER ARRANGEMENTS


            Section 5.1 Transaction Fees. If the Transaction is consummated, New Prime shall pay on the Closing Date (a) a fee equal to $3,200,000 to Blackstone Management Partners L.P. and (b) a consulting fee equal to $1,500,000 and a reimbursement of expenses in the amount of $1,000,000 to LGII.

            Section 5.2 Monitoring Fees. The Stockholders shall each vote their shares of Common Stock and take such other action as may be reasonably necessary so as to cause an annual monitoring fee in the amount of $250,000 to be paid by Prime Holdings, annually in advance, to Blackstone Management Partners L.P. from the Closing Date through the date on which the option of either of BCP or LGII is exercised pursuant to the Put/Call Agreement.

            Section 5.3 Other Expenses. (a) If the Transaction is consummated, New Prime shall reimburse (i) BCP for (or otherwise pay on behalf of BCP) all out-of-pocket expenses (including amounts paid by BCP to its professional advisors) incurred in connection with the Transaction and (ii) LGII for amounts payable to LGII's professional advisors in connection with the Transaction and paid by LGII.

            (b) LGII shall reimburse Prime Holdings for any withholding taxes incurred by Prime Holdings in respect of, or related to, the dividends payable by LGII at the time such liabilities are incurred.

            Section 5.4 Additional Equity for Cure Event Purposes. (a) Following the Closing Date, if an additional equity contribution to New Prime is necessary to either cure or prevent an event of default under or breach of any financial covenant contained in the credit agreement relating to New Prime's Term Loan, BCP shall have the right to contribute 100% of such additional equity. If BCP elects to make such a contribution, it shall give LGII written notice (the "BCP Additional Equity Notice") to such effect and LGII shall have the right, exercisable by written notice to BCP within five Business Days from receipt of the BCP Additional Equity Notice, to replace (prior to BCP's making such contribution) a portion of BCP's contribution with a contribution by LGII up to an amount equal to the ratio (before such contributions) of the LGII Contribution to the BCP Contribution (each as defined in the Put/Call Agreement). If BCP elects not to make such a contribution, it shall give LGII written notice to such effect and LGII shall have the right to contribute 100% of such additional equity. If LGII elects to make such 100% contribution, it shall give BCP written notice (the "LGII Additional Equity Notice") to such effect and BCP shall have the right, exercisable by written notice to LGII within five Business Days from receipt of the LGII Additional

Equity Notice, to replace (prior to LGII's making such contribution) a portion of LGII's contribution with a contribution by BCP up to an amount equal to the ratio (before such contributions) of the BCP Contribution to the LGII Contribution. Such capital contributions will involve the purchase of additional shares of Common Stock or Preferred Stock, as the case may be, and the purchase price shall be the same price per share paid by BCP and LGII on the Closing

Date.

            (b) In the event an additional equity contribution is required to be made pursuant to subparagraph (a) of this Section 5.4, BCP, LGII and PSIM hereby agree to vote the shares of Common Stock held by each of them to authorize the filing of an amendment to the Amended Charter and to take all such other actions required in order to authorize and consummate the issuance of additional shares of capital stock of Prime Holdings in connection with such additional equity contribution.

            (c) Each party electing to make an additional equity contribution pursuant to subparagraph (a) of this Section 5.4, whether individually or on a pro rata basis, shall contribute such additional equity to Prime Holdings no later than ten Business Days from the date the BCP Additional Equity Notice or the LGII Additional Equity Notice, as the case may be, was given and, in any event, simultaneously with the making of the contribution by the other party electing to make such contribution (the "Additional Equity Closing Date").

            (d) As of each Additional Equity Closing Date, New Prime hereby reaffirms to BCP and/or LGII, as the case may be, that the representations and warranties contained in Article II of the Subscription Agreement are true and correct on such Additional Equity Closing Date in all material respects as if made on and as of such Additional Equity Closing Date.

            Section 5.5 Capital Stock of Subsidiaries. Notwithstanding the foregoing, the parties hereby agree that Prime Holdings shall not permit any of its director or indirect subsidiaries directly or indirectly, to issue any shares of capital stock (other than the issuance of common stock of New Prime pursuant to the Transaction) to any entity or person other than a wholly-owned subsidiary of Prime Holdings.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1 Legend. Each certificate representing shares of Common Stock or Preferred Stock now held or hereafter acquired by any Stockholder shall bear the following legend (until such time as subsequent transfers thereof are no longer restricted in accordance with the Securities Act of 1933, as amended or this Agreement):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE GIVEN, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS SUCH GIFT, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT (THE "STOCKHOLDERS' AGREEMENT"), DATED AS OF AUGUST 26, 1996, AMONG PRIME SUCCESSION HOLDINGS, INC., PRIME SUCCESSION, INC., BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING

            FUND L.P., BLACKSTONE OFFSHORE CAPITAL PARTNERS II L.P., BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P., LOEWEN GROUP INTERNATIONAL INC. AND PSI MANAGEMENT DIRECT L.P. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE STOCKHOLDERS' AGREEMENT NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) TO THE EXTENT REQUESTED BY THE COMPANY, IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND IS NOT IN VIOLATION OF APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, ACKNOWLEDGES THAT IT IS BOUND BY THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT TO THE EXTENT PROVIDED THEREIN."

            Section 6.2 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, or telex, telegram or other form of electronic mail or by telecopy (and subsequently confirmed by any other permitted means hereunder) and shall be deemed transmitted when personally delivered or deposited in the mail or delivered to a courier service or a carrier for electronic transmittal (as the case may be), postage or charges prepaid, and addressed to the particular party to whom the notice is to be sent as follows:

            (a)   in the case of Prime Holdings:

            Prime Succession, Inc.
            c/o The Blackstone Group
            345 Park Avenue, 31st Floor
            New York, NY  10154
            Telecopier No.: (212) 754-8725

            Attention: Howard A. Lipson

            with a copy to:

            (b)  in the case of BCP or PSIM:

            c/o The Blackstone Group
            345 Park Avenue, 31st Floor
            New York, NY  10154

            Telecopier No.: (212) 754-8725
            Attention: Howard A. Lipson

            with a copy to:

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, NY  10017
            Telecopier No.: (212) 455-2502
            Attention: Wilson S. Neely, Esq.

            (c)  in the case of LGII:

            Loewen Group International, Inc.
            50 East River Center Boulevard
            Covington, Kentucky  41011
            Telecopier No.: (606) 655-7154
            Attention: Legal Department

            with a copy to:

            The Loewen Group Inc.
            4126 Norland Avenue
            Burnaby, British Columbia
            Canada V5G 358
            Telecopier No.: (604) 473-7305
            Attention:  Senior Vice President and Chief Financial
                          Officer

or to such address as a party may instruct by notice hereunder.

            Section 6.3 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provisions shall be severable and shall not affect the remaining provisions hereof.

            Section 6.4 Entire Agreement. This Agreement, together with the other agreements referred to herein, is the entire Agreement among the parties, and, when executed by the parties hereto, supersedes all prior agreements and communications, either verbal or in writing (including the Amended and Restated Term Sheet dated August 13, 1996), between the parties hereto with respect to the subject matter contained herein.

            Section 6.5 Amendment and Waiver. This Agreement may not be amended, modified or supplemented unless consented to in writing by the parties hereto. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by each of the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

            Section 6.6 Consent to Specific Performance. The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

            Section 6.7 Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, no Stockholder may assign to any Person any of its rights hereunder other than in connection with a Transfer to such Person of shares of Common Stock or Preferred Stock in accordance with all the provisions of this Agreement.

            Section 6.8 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

            Section 6.9 Term. This Agreement shall terminate upon the earlier to occur of (i) consummation of the exercise of the Option (as defined in the Put/Call Agreement) pursuant to the Put/Call Agreement, without any default in connection therewith and (ii) any date agreed upon in writing by BCP and LGII.

            Section 6.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            Section 6.11 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

            Section 6.12 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.

            Section 6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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
                                                                              13

            IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                        PRIME SUCCESSION, INC. (to be
                                        renamed Prime Succession Holdings,
                                        Inc.)


                                        By: /s/ Gary L. Wright
                                           --------------------------------
                                           Name: Gary L. Wright
                                           Title: President and Chief
                                                    Financial Officer


                                        LOEWEN GROUP INTERNATIONAL INC.

                                        By: /s/ Timothy Hogenkamp
                                           --------------------------------
                                           Name: Timothy Hogenkamp
                                           Title: President and Chief
                                                    Operating Officer


                                        BLACKSTONE CAPITAL PARTNERS II
                                        MERCHANT BANKING FUND L.P.

                                        By:  BLACKSTONE MANAGEMENT
                                              ASSOCIATES II L.L.C.
                                              General Partner

                                              By: /s/ Howard A. Lipson
                                                 ---------------------------
                                                 Name:  Howard A. Lipson
                                                 Title: Member


                                        BLACKSTONE FAMILY INVESTMENT
                                        PARTNERSHIP II L.P.

                                        By:   BLACKSTONE MANAGEMENT
                                              ASSOCIATES II L.L.C.
                                              General Partner


                                              By: /s/ Howard A. Lipson
                                                 ---------------------------
                                                 Name:  Howard A. Lipson
                                                 Title: Member

                                        BLACKSTONE OFFSHORE CAPITAL
                                        PARTNERS II L.P.

                                        By:   BLACKSTONE MANAGEMENT
                                              ASSOCIATES II L.L.C.
                                              General Partner


                                              By: /s/ Howard A. Lipson
                                                 ---------------------------
                                                 Name:  Howard A. Lipson
                                                 Title: Member


                                        PSI MANAGEMENT DIRECT L.P.

                                        By:   PSI P&S CORP.
                                              General Partner


                                              By: /s/ Michael Puglisi
                                                 ---------------------------
                                                 Name:  Michael Puglisi
                                                 Title: Vice President and
                                                          Treasurer